UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

REINSURANCE TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-27842	52-1988677
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205 South Whiting Street, Suite 311
Alexandria, Virginia	22304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 906-8625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The registrant (“Reinsurance Technologies") amended the Agreement and Plan of Merger dated March 31, 2012 (the “Merger Agreement”) among Reinsurance Technologies, ReTech Solutions, Inc. and Ludvik Holdings, Inc. ("Ludvik") filed with the SEC on May 23, 2012, by extending the due diligence period for Ludvik from June 30, 2012 to September 21, 2012. The Merger Agreement is contingent upon the completion of due diligence by Ludvik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2012	REINSURANCE TECHNOLOGIES, LTD.

	By:	/s/ Joel H. Bernstein
Joel H. Bernstein
President